                       DIVALL INSURED INCOME FUND, L.P.

                                QUARTERLY NEWS

================================================================================

--------------------------------------------------------------------------------

     A PUBLICATION OF THE PROVO GROUP, INC.            FOURTH QUARTER 1996

--------------------------------------------------------------------------------

PROVO REPORTS TO THE ADVISORY BOARD
Kansas City, Missouri

Bruce A. Provo was pleased to report to the DiVall Advisory Board at their quarterly meeting, held on January 29, 1997, "that after four years of challenges, the Partnership has been substantially returned to normal operations."

Board members have received numerous solicitations to buy their units and the more offers they receive the more their confidence grows in the DiVall Public Partnerships.

Mr. Provo expressed his hope "that other Limited Partners would recognize that solicitations are a form of flattery...they want something the investors already have. The vultures are probably reading our correspondence more closely than many Limited Partners."

He also wondered "where were these guys four years ago before operations stabilized?"

                            ______________________


                             OTHER NEWS INSIDE...

 .    What's Expected for 1997?..................... PROJECTION HIGHLIGHTS, PG 4

 .    Will There Be Special Distributions?.......... PROJECTION HIGHLIGHTS, PG 4

 .    More Recoveries Received..................... RESTORATION HIGHLIGHTS, PG 4

 .    Investors B-E-W-A-R-E........................... QUESTIONS & ANSWERS, PG 5

 .    Hardee's Corporate Signs New Lease.............. PROPERTY HIGHLIGHTS, PG 3

 .    Vacant Chi-Chi's Re-Leased...................... PROPERTY HIGHLIGHTS, PG 4

 .    Where are the Former GPs?................................ HIGHLIGHTS, PG 2

 .    I Need My Schedule K-1!......................... QUESTIONS & ANSWERS, PG 5

PAGE 2                              DIVALL 1                            4 Q 96

                        _______________________________

                                   HIGHLIGHTS

 .    Management reports that OPERATING RESULTS for the Partnership should stabilize during 1997 and more closely represent "normal" activities,
     ---------
     since most of the recovery efforts are behind us.



 .    Former general partner, GARY J. DIVALL, was sentenced to eight (8) years in prison along with seven (7) years of subsequent probation for his plea of "no contest" to criminal charges brought against him by the Wisconsin Attorney General's Office last year. Bruce Provo was the only witness testifying at the sentencing hearing.

 .    The sentencing hearing date for the former general partner, PAUL E.
     MAGNUSON, has been re-scheduled for MARCH 3, 1997.

 .    Last year he had pleaded "no-contest" to criminal charges brought against him by the Wisconsin Attorney General's Office.

    (NOTE:  SEE ENCLOSED UPDATE FROM THE OFFICE OF CRIME VICTIM SERVICES.)

                        _______________________________

                            DISTRIBUTION HIGHLIGHTS

 .    6.2% (approx.) annualized return from operations and other sources based on
     $22,600,000 ("net" remaining initial investment).

 .    $14.00 per unit (approx.) for the FOURTH QUARTER 1996 from both cash flow from operations and "net" cash activity from financing and investing activities.

 .    $350,000 "total" amount distributed for the FOURTH QUARTER 1996 as budgeted.

 .    $828.00 to $725.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (March 1988), respectively.

     Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities.

     (NOTE: ORIGINAL UNITS WERE PURCHASED FOR $1,000/UNIT.)

                        _______________________________

                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS

 .    19% increase in OPERATING REVENUES from projections.

 .    1% decrease in "NET" INCOME from projections.

PAGE 3                               DIVALL 1                            4 Q 96

                          ___________________________

             STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS (CONT'D)


 .    $66,000 in recoveries were received by the Partnership during the fourth quarter as a result of settlements with the DiVall "Private" Partnerships and the sale of the mortgage on Gary DiVall's farm.

 .    $27,000 of "catch-up" rental income was received in November 1996 from
     Terratron, Inc., former tenant of the HARDEE'S restaurant in Fond du Lac, Wisconsin. (NOTE: SEE "PROPERTY HIGHLIGHTS" BELOW FOR FURTHER DISCUSSION.)

 .    Excess cash received during the quarter was used to reduce "high-interest"
     debt that the Partnership currently has with Riverside Bank in Minnesota.

 .    $17,000 was accrued for real estate taxes at December 31, 1996 for the
     "vacant" PORTERHOUSE restaurant in Chicago, Illinois. It should be noted that the Partnership received a substantial reduction ($38,000 to $11,000) for this property's real estate taxes for 1996 which will be paid in 1997.

 .    $5,600 was paid by the Partnership during the fourth quarter for
     INVESTIGATION AND RESTORATION expenses associated with the "Boatmen's" litigation.

     (This lawsuit's expenses and recoveries are shared with the Partnership's affiliated partnerships.)

                             _____________________

                              PROPERTY HIGHLIGHTS

                                   VACANCIES
                                   ---------

 .    PORTERHOUSE restaurant (Chicago, IL) was vacant at December 31, 1996.  The
                                              ------
     Partnership is currently working with a prospective tenant for the re-lease of this property with final lease negotiations in progress. (Re-lease expected to occur by the First Quarter of 1997.)

                                RENTS RECEIVABLE
                                ----------------

 .    BW-3 restaurant (Hopkins, MN), sublet by DenAmerica, was $6,800 delinquent in rent at December 31, 1996.  DenAmerica has been working with the Partnership to cure this delinquency.
                                      ----

                             OTHER PROPERTY MATTERS
                             ----------------------

 .    Hardee's Food Systems, Inc. signed a new lease with the Partnership in
     November 1996 for the HARDEE'S restaurant in Fond du Lac, WI.

 .    (cont'd) The corporate Hardee's replaced the former tenant, Terratron, Inc.
     As a result of the final lease negotiations, this property's rental delinquency was cured.
                     -----

PAGE 4                             DIVALL 1                              4 Q 96

                             _____________________

                          PROPERTY HIGHLIGHTS (CONT'D)

                             OTHER PROPERTY MATTERS
                             ----------------------

 .    Bysom Enterprises, Ltd., tenant of seven (7) POPEYE'S restaurants in
     Chicago, Illinois remains current with all store rents. They also continue to experience notable sales increases.

     (In prior years, this tenant had been consistently "delinquent" in rental payments to the Partnership.)

 .    Mandaza, Inc., tenant of the RIO BRAVO restaurant (Grand Forks, ND) signed a lease with the Partnership in December replacing the vacant former CHI CHI'S restaurant. Rent commences April 1997.

     (The former Chi Chi's tenant previously paid a lease termination fee which included one-year's payment of rental income and property taxes.)


  .  TP Acquisition Corporation, tenant of four (4) TACO CABANA restaurants in Texas, continues to experience sales increases with its restaurants and is current with all rental payments.
                          -------

                             _____________________

                             RESTORATION HIGHLIGHTS


 .    Recoveries received during the FOURTH QUARTER 1996 totalled $66,000
     (approx.) for the Partnership.

 .    "Total" recoveries received TO DATE for the Partnership amount to approximately $667,000.

     .  The Partnership is gearing up for its trial against BOATMEN'S First
                                              -----
        National Bank of Kansas City which has been scheduled for MARCH 3, 1997.

                             _____________________

                   1997 DISTRIBUTION "PROJECTION" HIGHLIGHTS

 .    Management expects the Partnership's operations to stabilize during 1997 excluding special distributions from non-recurring activities such as property sales and "final" recoveries related to the misappropriation of the former general partners and their affiliates.

     (NOTE: Any special distributions made will be included in quarterly distribution checks.)

 .    $15.00 per unit (approx.) from both cash flow from operations and "net"
     cash activity from financing and investing activities based on the budgeted $375,000 for each quarter during 1997.

 .    6.6% (approx.) annualized return on the "net" remaining initial investment which should approximate $22,600,000 during 1997.

PAGE 5                            DIVALL 1                               4 Q 96

                            _______________________

                               RETURN OF CAPITAL

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended
                        -----
December 31, 1986 through December 31, 1996.

================================================================================
                                                  DISTRIBUTION    CAPITAL
                                                  -------------  ------------
                                                  ANALYSIS        BALANCE
                                                  -------------  ------------
     Original Capital Balance                                -   $25,000,000
     Cash Flow From Operations Since Inception    $ 17,183,548             -
     Total Distributions Since Inception           (19,566,740)            -
                                                  ------------

     (Return) of Capital                          $ (2,383,192)   (2,383,192)
                                                  ============   -----------

     "NET" REMAINING INITIAL INVESTMENT
          BY ORIGINAL PARTNERS                               -   $22,616,808
                                                                 ===========
================================================================================

    (NOTE: For a more individualized discussion of return of capital contact
                             Investor Relations.)

                            _______________________

                              QUESTIONS & ANSWERS


1.   WHAT ARE MY "IMMEDIATE" LIQUIDATION OPTIONS FOR INTERESTS IN THE
     PARTNERSHIP?


     . The only option for "immediate" liquidation of interests, at this time, is through the secondary market. According to current secondary market trading information provided to management, interests in the Partnership have sold during the last quarter between $400-$520 per unit.

     . (CONT'D) IT IS IMPORTANT TO NOTE THAT YOU MAY RECEIVE DIRECT "SOLICITATIONS" OF YOUR INTERESTS BY THIRD PARTIES. WE DO NOT CONTROL NOR SUPPORT THESE SOLICITATION EFFORTS. WE STRONGLY URGE YOU TO THOROUGHLY REVIEW ALL YOUR OPTIONS AND UNDERSTAND EACH SOLICITOR'S MOTIVATION. WE ENCOURAGE YOU TO CONTACT US IF YOU HAVE ANY QUESTIONS ABOUT YOUR INVESTMENT.

2.   WHEN CAN I EXPECT TO RECEIVE MY SCHEDULE K-1 FOR 1996?

     .    Our current schedule for mailing all 1996 Schedule K-1's for your
                                           ---
          Partnership and its affiliated partnerships is no later than FEBRUARY 28, 1997.

PAGE 6                            DIVALL 1                                4 Q 96

                          ___________________________

                          QUESTIONS & ANSWERS (CONT'D)


3. WHEN WILL 1996 PER UNIT VALUES BE AVAILABLE FOR MY INVESTMENT IN THE PARTNERSHIP?

4.   WHEN CAN I EXPECT MY NEXT DISTRIBUTION MAILING?

     . The Partnership's 1996 "year-end" valuation information is currently scheduled to be available by March 1997. We will include this information in our 1996 Annual Reports which will be mailed by early APRIL 1997.

     . Your next scheduled distribution correspondence for the First Quarter of 1997 will be mailed on MAY 15, 1997.


                                     * * *


================================================================================
 For questions or additional information, please contact Investor Relations at
                       1-800-547-7686 or 1-608-244-7661.


               All written inquiries may be mailed or faxed to:


                             THE PROVO GROUP, INC.

                Post Office Box 2137          1410 Northport Drive
          Madison, Wisconsin  53701-2137    Madison, Wisconsin  53704

                              (FAX 608-244-7663)

================================================================================

                        DIVALL INSURED INCOME FUND L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
              FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1996

-------------------------------------------------------------------------------

                                                                      PROJECTED    ACTUAL     VARIANCE
                                                                      ---------------------------------
                                                                         4TH        4TH         CASH
                                                                       QUARTER    QUARTER      BETTER
OPERATING REVENUES                                                     12/31/96   12/31/96     (WORSE)
                                                                      ---------  ---------    ---------
  Rental income                                                       $483,879    $487,091    $  3,212
  Direct financing interest                                              5,330       5,330           0
  Interest income                                                       11,831      10,696      (1,135)
  Recoveries of Amounts Previously Written Off                               0      65,689      65,689
  Other income                                                               0      26,808      26,808
                                                                      --------    --------    ---------
TOTAL OPERATING REVENUES                                              $501,040    $595,614    $ 94,574
                                                                      --------    --------    ---------
OPERATING EXPENSES
  Insurance                                                           $  4,500    $  4,398    $    102
  Management fees                                                       22,812      30,797      (7,985)
  Restoration fees                                                           0       2,628      (2,628)
  Overhead allowance                                                     1,900       1,896           4
  Advisory Board                                                         4,250       3,739         511
  Administrative                                                         8,113      10,657      (2,544)
  Professional services                                                    250       2,635      (2,385)
  Auditing                                                              12,000       8,568       3,432
  Legal                                                                 10,500      13,886      (3,386)
  Real Estate Taxes                                                      2,800      16,663     (13,863)
  Write-off of uncollectible receivable                                      0       8,884      (8,884)
  Property write-downs                                                       0      50,000      50,000)
  Defaulted tenants                                                          0       4,921      (4,921)
                                                                      --------    --------    ---------
TOTAL OPERATING EXPENSES                                              $ 67,125    $159,672    ($92,547)
                                                                      --------    --------    ---------
INTEREST EXPENSE                                                      $ 27,255    $ 25,522    $  1,733
                                                                      --------    --------    ---------
INVESTIGATION AND RESTORATION EXPENSES                                $    385    $  5,609     ($5,224)
                                                                      --------    --------    ---------
NON-OPERATING EXPENSES
  Depreciation                                                        $ 87,309    $ 87,927       ($618)
  Amortization                                                           1,068       1,545        (477)
                                                                      --------    --------    ---------
TOTAL NON-OPERATING EXPENSES                                          $ 88,377    $ 89,472     ($1,095)
                                                                      --------    --------    ---------
TOTAL EXPENSES                                                        $183,142    $280,275    $ 97,133)
                                                                      --------    --------    ---------
NET INCOME                                                            $317,898    $315,339     ($2,559)

OPERATING CASH RECONCILIATION:                                                                VARIANCE
                                                                                              ---------
  Depreciation and amortization                                         88,377      89,472       1,095
  Recovery of amounts previously written off                                 0     (65,689)    (65,689)
  Property write-downs                                                       0      50,000      50,000
  Write-off of uncollectible receivable                                      0       8,884       8,884
  (Increase) Decrease in current assets                                (41,942)    (80,453)    (38,511)
  Increase (Decrease) in current liabilities                            42,103      46,062       3,959
  G.P. distribution                                                     (1,272)     (1,261)         11
  Cash reserved for payables                                           (60,000)     25,000      85,000
  Advance from (to) future cash flows for current distributions         (5,000)          0       5,000
                                                                      --------    --------    ---------
 NET CASH PROVIDED FROM OPERATING ACTIVITIES                          $340,164    $387,354    $ 47,190
                                                                      --------    --------    ---------
CASH FLOWS FROM (USED IN) INVESTING AND FINANCING ACTIVITIES
  Recoveries from former G.P. affiliates                                     0      65,689      65,689
  Principal received on equipment leases                                13,600      13,600           0
  Principal payments on mortgage notes                                  (3,392)   (120,091)   (116,699)
                                                                      --------    --------    ---------
 NET CASH PROVIDED FROM INVESTING AND FINANCING ACTIVITIES            $ 10,208    ($40,802)   ($51,010)
                                                                      --------    --------    ---------
 TOTAL CASH FLOW FOR QUARTER                                          $350,372    $346,552     ($3,820)

 CASH BALANCE BEGINNING OF PERIOD                                      660,605   1,066,079     405,474
 Less 3rd quarter distributions paid 11/96                            (350,000)   (350,000)          0
 Plus cash reserved above for payables and future distributions         65,000     (25,000)    (90,000)
                                                                      --------  ----------    --------
 CASH BALANCE END OF PERIOD                                           $725,977  $1,037,631    $311,654

 Cash reserved for 4th quarter L.P. distributions                     (350,000)   (350,000)          0
 Cash reserved for payment of payables and future distributions       (250,000)   (560,000)   (310,000)
                                                                      --------    --------    ---------
 UNRESTRICTED CASH BALANCE END OF PERIOD                              $125,977    $127,631    $  1,654
                                                                      ========    ========    =========
-------------------------------------------------------------------------------------------------------
                                                                      PROJECTED     ACTUAL     VARIANCE
                                                                      ---------------------------------
*QUARTERLY DISTRIBUTION                                               $ 350,000   $350,000    $      0
 MAILING DATE                                                         2/15/97    (ENCLOSED)      -
-------------------------------------------------------------------------------------------------------

*Refer to distribution letter for detail of quarterly distribution.

The ProvoGroup

 PROJECTIONS FOR                 DIVALL INSURED INCOME FUND L.P.
 DISCUSSION PURPOSES                 1996 PROPERTY SUMMARY
                                 AND RELATED ESTIMATED RECEIPTS

PORTFOLIO

                                 ----------------------------  ---------------------------------------
                                       REAL ESTATE                         EQUIPMENT
                                 ----------------------------  ---------------------------------------
                                              BASE     %       LEASE                LEASE         %
-------------------------------
CONCEPT           LOCATION          COST      RENT    YIELD    EXPIRATION    COST   RECEIPTS    RETURN
-------------------------------  ----------------------------  ----------------------------------------
RIO BRAVO      GRAND FORKS, ND     984,801    100,000  10.15%
CHI CHI'S      EAU CLAIRE, WI    1,042,730    136,260  13.07%

VACANT LAND    COL SPRINGS, CO     356,549          0   0.00%

DENNY'S **     GLENDALE, AZ      1,105,926     90,000   8.14%               68,744        0      0.00%
DENNY'S **     SCOTTSDALE, AZ    1,051,157     90,000   8.56%               40,553        0      0.00%
DENNY'S **     MESA, AZ          1,028,036     90,000   8.75%               39,218        0      0.00%
DENNY'S **     PEORIA, AZ        1,105,926     90,000   8.14%               58,781        0      0.00%
BW-III         HOPKINS, MN         795,050     66,000   8.30%   1/15/2000  190,000   37,860     19.93%
DENNY'S        BEAVER DAM, WI      659,299     66,000  10.01%   3/31/2000  190,000   37,860     19.93%

FAZOLPS        DES MOINES, IA      565,476     45,500   8.05%               39,600        0      0.00%

HARDEE'S       FOND DU LAC, WI   1,026,931     72,000   7.01%

POPEYE'S       CHICAGO, IL         473,968     63,180  13.33%
POPEYE'S       CHICAGO, IL         610,893     81,420  13.33%
POPEYE'S       CHICAGO, IL         484,501     64,620  13.34%
POPEYE'S       CHICAGO, IL         610,893     81,420  13.33%
POPEYE'S       CHICAGO, IL         437,105     58,260  13.33%
POPEYE'S       CHICAGO, IL         631,958     54,180  13.32%
POPEYE'S       CHICAGO, IL         579,295     77,280  13.34%

PORTERHOUSE    CHICAGO, IL         905,807          0   0.00%

TACO CABANA    ARLINGTON, TX     1,474,569    132,000   8.95%
TACO CABANA    DALLAS, TX        1,369,243    132,000   9.64%
TACO CABANA    DALLAS, TX        1,257,596    132,000  10.50%
TACO CABANA    DALLAS, TX        1,308,153    132,000  10.09%
------------------------------- -----------------------------              --------------------------
------------------------------- -----------------------------              --------------------------
PORTFOLIO TOTAL (23 Properties) 19,865,862  1,884,120   9.48%              626,896   75,720    12.08%
------------------------------- -----------------------------              --------------------------

OUTSTANDING DEBT


                                   ---------------------------------       ---------------------------
                                    AMOUNT      ANNUAL     CURRENT         AMOUNT    ANNUAL    CURRENT
                                     OWED       DEBT       INTEREST        OWED      DEBT      INTEREST
------------------------------
MORTGAGED PROPERTIES                12/31/96    SERVICE    RATE           12/31/96   SERVICE     RATE
------------------------------    ----------------------------------      ----------------------------
-----------------------------
DENNY'S          HOPKINS, MIN         63,180     14,783    10,75%          105,300   24,637    10.75%
DENNY'S          BEAVER DAM, WI       70,380      8,726     9.50%          176,568   21,514     9.50%
MULTIPLE STORES  AZ, TX              600,000          0     8.50%
-------------------------------   ----------------------------------      -----------------------------
-------------------------------   ----------------------------------      -----------------------------
TOTALS                               733,560     23,509       -           281,868    46,151      -
-------------------------------   ----------------------------------      -----------------------------
-------------------------------   ----------------------------------      -----------------------------
NET AFTER DEBT                    19,132,302  1,860,611     9.72%         345,528    29,569     8.57%
-------------------------------   ----------------------------------      -----------------------------

-----------------------------------------
ORIGINAL EQUITY               $25,000,000
NET DISTRIBUTION OF CAPITAL
SINCE INCEPTION                 2,383,192
                              -----------
CURRENT EQUITY                $22,616,808
                              ===========
-----------------------------------------



                                                           TOTAL %
                   -----------------------------
                                                         ON 22,616,808
                             TOTALS                         EQUITY
                   ----------------------------------
CONCEPT            INVESTED      RECEIPTS *  RETURN *      RAISE
--------------     ----------------------------------    -----------
RIO BRAVO           984,801      100,000    10.15%
CHI CHI'S         1,042,730      136,260    13.07%

VACANT LAND         356,549            0     0.00%

DENNY'S **        1,174,670       90,000     7.66%
DENNY'S **        1,091,710       90,000     8.24%
DENNY'S **        1,067,254       90,000     8.43%
DENNY'S **        1,164,707       90,000     7.73%
BW-III              985,050      103,860    10.54%
DENNY'S **          849,299      103,860    12.23%

FAZOLPS             605,076       45,500     7.52%

HARDEE'S          1,026,931       72,000     7.01%

POPEYE'S            473,968       63,180    13.33%
POPEYE'S            610,893       81,420    13.33%
POPEYE'S            484,501       64,620    13.34%
POPEYE'S            610,893       81,420    13.33%
POPEYE'S            437,105       58,260    13.33%
POPEYE'S            631,958       84,180    13.32%
POPEYE'S            579,295       77,280    13.34%

PORTERHOUSE         905,807            0     0.00%

TACO CABANA       1,474,569      132,000     8.95%
TACO CABANA       1,369,243      132,000     9.64%
TACO CABANA       1,257,596      132,000    10.50%
TACO CABANA       1,308,153      132,000    10.09%
-----------      ---------------------------------------------
                 20,492,758    1,959,540     9.56%        8.67%
                 ---------------------------------------------

                                --------------------------------
                                      AMOUNT         ANNUAL
                                       OWED           DEBT
------------------------------
MORTGAGED PROPERTIES                12/31/96       SERVICE
------------------------------  -------------------------------
------------------------------
DENNY'S          HOPKINS, MIN        168,480        39,420
DENNY'S          BEAVER DAM, WI      246,948        30,240
MULTIPLE STORES  AZ, TX              600,000             0
------------------------------- ------------------------------
------------------------------- ------------------------------
TOTALS                             1,015,428        69,660
------------------------------- ------------------------------
------------------------------- -------------------------------------------------
NET AFTER DEBT                    19,477,330     1,890,180       9.70%       8.36%
-------------------------------  ------------------------------------------------

*  A portion of the amounts disclosed include a return of principal.
** Rent is based on 12.5% of monthly sales. Rent projected for 1997 is based on 1996 sales levels.